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                                                                                                         Exhibit 11

                                STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                        Nine Months Ended                   Three Months Ended
                                                             June 30,                            June 30,
                                                 ---------------------------------    --------------------------------
Net income per share was computed as follows:        1996               1995              1996               1995
                                                 --------------     --------------    --------------     -------------
Primary:
    Net income                                 $     7,169,909    $     3,893,565   $     2,292,712    $    1,359,805
                                                 ==============     ==============    ==============     =============

1) Weighted average shares outstanding               6,076,846          6,363,871         6,005,992         6,281,891
2) Incremental shares under stock options
      computed under the treasury stock method
      using the average market price of
      issuer's stock during the periods                 34,465             79,233            37,459            94,546
                                                 --------------     --------------    --------------     -------------
3) Weighted average shares and common
      equivalent shares outstanding                  6,111,311          6,443,104         6,043,451         6,376,437
                                                 ==============     ==============    ==============     =============
4) Weighted average shares outstanding
      which were used for calculation        (A)     6,076,846  (A)     6,363,871 (A)     6,005,992  (A)    6,281,891
                                                 ==============     ==============    ==============     =============

    Net income per share                       $          1.18    $         0.61    $         0.38     $         0.22
                                                 ==============     ==============    ==============     =============

Fully Diluted:
1) Unadjusted income                           $     7,169,909    $     3,893,565   $     2,292,712    $    1,359,805

2) Interest on convertible subordinated                720,134            738,443           240,045           246,148
                                                 --------------     --------------    --------------     -------------

    Adjusted net income                        $     7,890,043    $     4,632,008   $     2,532,757    $    1,605,953
                                                 ==============     ==============    ==============     =============

3) Weighted average shares outstanding               6,076,846          6,363,871         6,005,992         6,281,891

4) Incremental shares under stock options
      computed under the treasury stock method
      using the higher of the average or ending
      market price of issuer's stock at the end
      of the periods                                    41,063             95,134            41,063            95,134
5) Incremental shares relating to
      convertible subordinated debentures            1,183,042          1,183,042         1,183,042         1,183,042
6) Incremental shares related to long-term
      incentive compensation plan. (See Note 6)        300,000                              300,000
                                                 --------------     --------------    --------------     -------------
7) Weighted average shares and common
      equivalent shares outstanding                  7,600,951          7,642,047         7,530,097         7,560,067
                                                 ==============     ==============    ==============     =============

    Net income per share                       $          1.04    $         0.61    $          0.34    $         0.21
                                                 ==============     ==============    ==============     =============


(A) Dilutive effect of common  equivalent  shares not included since dilution is less than 3%.

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